                                                                     EXHIBIT 2.3

                          CASMYN CORP AND SUBSIDIARIES
                       UNAUDITED CONSOLIDATED BALANCE SHEETS


                                                                             MARCH 31, 2000


                                                                                   As adjusted for
                                                                                   Confirmation of
                                                                                   Plan of
                                                           Estimated               Reorganization
                                                           --------------------    ---------------------
ASSETS

CURRENT

Cash and cash equivalents                                  $         1,500,000     $            590,000

Investments
                                                                     2,800,000                2,800,000
Account Receivable
                                                                       125,000                  125,000

Supplies inventory
                                                                       500,000                  500,000
Prepaid expenses and other current assets
                                                                        10,000                   10,000
                                                           --------------------    ---------------------
                                                                     4,935,000                4,025,000
                                                           --------------------    ---------------------
PROPERTY AND EQUIPMENT                                              18,275,000               18,275,000

Less accumulated depreciation, depletion and
amortization                                                        (3,500,000)              (3,500,000)
                                                           --------------------    ---------------------
Other Assets                                                        14,775,000               14,775,000
                                                           --------------------    ---------------------
                                                           $        19,710,000     $          18,800,000
                                                           ====================    =====================


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

                                                                             MARCH 31, 2000


                                                                                   As Adjusted for
                                                                                   Confirmation of
                                                                                   Plan of
                                                           Estimated               Reorganization
                                                           --------------------    --------------------
LIABILITIES

CURRENT

Accounts payable                                           $           350,000     $             350,000

Accrued liabilities                                                    250,000                   250,000

Preferred stock - delisting charge                                   6,122,000
                                                           --------------------    ---------------------
                                                                     6,722,000                   600,000
                                                           --------------------    ---------------------
Preferred stock - contractual redemption amount                     21,467,000
                                                           --------------------    ---------------------
STOCKHOLDERS' EQUITY (DEFICIENCY)

Preferred stock

Common stock/additional paid-in capital                             63,221,000                18,200,000

Accumulated deficit                                                (68,000,000)

Accumulated foreign currency translation adjustment                 (3,700,000)
                                                           -------------------     ---------------------
                                                                    (8,479,000)               18,200,000
                                                           -------------------     ---------------------
                                                           $        19,710,000      $         18,800,000
                                                           ===================     =====================